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                                                                    EXHIBIT 10i1

                              FORTUNE BRANDS, INC.

                                 TRUST AGREEMENT

     THIS AGREEMENT, amended and restated as of the      day of      ,      ,
among (the "Executive"), FORTUNE BRANDS, INC., a Delaware corporation (the "Company"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "Trustee") and constitutes an amendment, restatement and continuation of the trust agreement dated among the Executive, the Company and The Chase Manhattan Bank, as amended, and appoints the Trustee as successor trustee.

                              W I T N E S S E T H :

     WHEREAS, the Executive together with the Company has established a trust for providing benefits pursuant to the terms of the Company's Supplemental Plan (including the supplemental profit-sharing provisions therein) as well as pension benefits under the Severance Agreement between the Company and the
Executive dated as of      ,      , as amended, (the "Severance Agreement"),
the Compensation Agreement between the Company and the Executive as of      ,
     , as amended, (the "Compensation Agreement") and any other agreements or arrangements for the payment of additional pension or other deferred compensation benefits to or on behalf of the Executive (the Supplemental
Plan, the Severance Agreement, the Compensation Agreement and such other agreements or arrangements are herein collectively referred to as the "Plan");

     WHEREAS, the Executive and the Company wish to continue the Trust with the Trustee as successor trustee subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, the parties hereto covenant and agree as follows:
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                                    ARTICLE I

     1.1 The Executive and the Company hereby continue with the Trustee the Trust consisting of such sums of money and such property acceptable to the Trustee as shall from time to time be transferred, paid or delivered to the Trustee by the Company and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, are referred to herein as the "Fund" and shall be held by the Trustee, IN TRUST, in accordance with the provisions of this Agreement. The Trust shall be solely for the purpose of providing benefits under the Plan with respect to the Executive, and neither the Company nor any creditors of the Company shall have any interest in the Fund.

     1.2 The Trustee shall hold, manage, invest and otherwise administer the Fund pursuant to the terms of this Agreement. The Trustee shall be responsible only for amounts actually received by it hereunder and shall have no responsibility for the correctness of the amount thereof. From time to time after the establishment of this Trust, the Company may contribute to the Trust, unless otherwise directed by the Executive to make such contributions to a segregated account established with the Trustee or other bank, trust company or other financial institution by or for the benefit of the Executive pursuant to the Plan ("Segregated Account"), such amount in cash as the Company shall determine to be appropriate to provide a source of the payments required under the terms of the Plan. Prior to the making of any contribution to the Trust, the Company shall have approved the establishment of a Segregated Account of the Executive, the terms and provisions thereof, and the bank, trust company or other financial institution with which such Segregated Account may be established. The Company will make annual contributions to the Trust or Segregated Account in amounts such

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that the amount of the Fund, together with the amount in the Executive's
Segregated Account, at such time will be approximately equal to the present value of the after tax equivalent of the Executive's accrued benefits under the Plan at that time, or in such lesser amounts as the Company shall determine. The Company also may make a final contribution to the Trust as promptly as practicable after the Executive's termination of employment in an amount such that the amount of the Fund, together with the amount, if any, in the Executive's Segregated Account will be equal to (i) the sum of the present value of the after tax equivalent of (x) the Executive's benefit under the supplemental retirement provisions of the Plan or, if the termination of employment is by reason of the death of the Executive, the Executive's benefit under the supplemental retirement provisions of the Plan immediately prior to his death, (y) the Executive's supplemental profit-sharing benefit under the Plan and (z) any other benefits payable to the Executive, reduced by (ii) the amounts of any actual withdrawals from the Fund or from the Executive's Segregated Account by the Executive as provided in Section 2.4 plus the income which would have been earned on such withdrawn amounts from the time of withdrawal to the time of the Executive's termination of employment, assuming earnings at an interest rate equal to the after tax equivalent of the average monthly yield on ten year coupon U.S. Treasury bonds (as published by the Federal Reserve) for the month of termination of Qualifying Employment and the prior five months.

     1.3 The Company shall certify to the Trustee and the Executive at the time of each contribution to the Fund the amount of such contribution being made in respect of the Executive's supplemental retirement benefit under the Plan, the amount being made in respect of the Executive's supplemental profit-sharing benefit, and other benefits, under the Plan. The Fund shall be revalued by the Trustee quarterly as of the last business day of each March, June, September and December, or at such other times as agreed to by the Company and the Trustee,

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at current market values, as determined by the Trustee, which shall deliver as soon as practicable a copy of such quarterly valuation to the Company and the Executive.

                                   ARTICLE II

     2.1 The Company shall act as Administrator of the Trust. Except for the records dealing solely with the Fund and its investment, which shall be maintained by the Trustee, the Company as Administrator shall maintain all the Executive's records contemplated by this Agreement, including records of the Executive's compensation and benefits from the Company, the amount of his benefits accrued under the Plan, the Company's contributions to the Fund, withdrawals from the Fund as provided in Section 2.4 or from the Executive's Segregated Account, the Executive's beneficiary designation and such other records as may be necessary for determining the amount payable to the Executive or his Surviving Spouse or other beneficiary under the Plan. All such records shall be made available promptly upon the request of the Executive. The Company shall give written notice to the Trustee of the Executive's termination of employment, and as to whether such termination is by reason of the death of the Executive. The Company as Administrator shall also prepare and distribute the Executive's annual estimated benefit statements specified in Section 2.2 and shall perform such other duties and responsibilities in connection with the administration of the Trust as the Company or the Trustee determines is necessary or advisable to achieve the objectives of this Agreement.

     2.2 The Company as Administrator shall prepare an annual estimated benefits statement in respect of the Executive and shall furnish a copy of same to the Executive by no later than May 15 of each year.

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     2.3 The Company shall have full responsibility for the proper remittance of all withholding taxes on contributions by the Company to the Trust to the appropriate taxing authority and shall furnish the Executive with the appropriate tax information form reporting the amounts of such contributions and any withholding taxes. The Trustee shall have the responsibility for the preparation and filing with the appropriate taxing authorities of all tax returns required to be filed for the Trust.

     2.4 Subject to the next to the last sentence of Section 5.2, the Executive may withdraw all or any portion of the Fund, in cash or, to the extent practicable, in kind at any time upon written notice of not less than sixty (60) days to the Company and the Trustee. Prior to any such withdrawal, the Trustee shall notify the Company in writing of such withdrawal and the amount thereof.

     2.5 The Executive may elect to transfer all or any portion of the Fund to his Segregated Account, in cash or, to the extent practicable, in kind, at any time upon written notice of not less than sixty (60) days to the Company and the Trustee and the financial institution with which the Segregated Account is established. The Executive also may elect to transfer funds, in cash, from his Segregated Account to the Trust upon written notice of not less than sixty (60) days to the Company and the Trustee, and funds so transferred shall be held by the Trustee as part of the Fund.

     2.6 The Executive may designate a beneficiary to receive all or any portion of the Fund in the event of his death. Such designation shall be in writing filed with the Company as Administrator on a form approved by it and signed by the Executive. The Company shall promptly notify the Trustee of any such beneficiary designation and any changes therein.

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                                   ARTICLE III

     3.1 After the execution of this Agreement, the Company shall promptly file with the Trustee a certified list of the names and specimen signatures of the officers of the Company and any delegate authorized to act for it. The Company shall promptly notify the Trustee of the addition or deletion of any person's name to or from such list, respectively. Until receipt by the Trustee of notice that any person is no longer authorized so to act, the Trustee may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to the Trustee shall be in writing signed by such person or persons. The Trustee may rely on any such certification, notice or direction purporting to have been signed by or on behalf of such person or persons that the Trustee believes to have been signed thereby. The Trustee may rely on any certification, notice or direction of the Company that the Trustee believes to have been signed by a duly authorized officer or agent of the Company. The Trustee shall have no responsibility for acting or not acting in reliance upon any notification believed by the Trustee to have been so signed by a duly authorized officer or agent of the Company. The Company shall be responsible for keeping accurate books and records with respect to the Executive, his compensation and his rights and interests in the Fund under the Plan.

     3.2 The Company (which has the authority to do so under the laws of its state of incorporation) shall indemnify The Northern Trust Company, and defend it and hold it harmless from and against any and all liabilities, losses, claims, suits or expenses (including reasonable attorneys' fees) of whatsoever kind and nature which may be imposed upon, asserted against or incurred by The Northern Trust Company at any time (1) by reason of its carrying out its responsibilities or providing services under this Trust Agreement, or its status as Trustee, or by reason of any act or failure to act under this Trust Agreement, except to the extent that any such liability, loss, claim, suit or expense


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arises directly from Trustee's negligence or willful misconduct in the performance of responsibilities specifically allocated to it under the Trust Agreement, or (2) by reason of the Trust's failure to qualify as a grantor trust under the IRS grantor trust rules.

This paragraph shall survive the termination of this Trust Agreement.

                                   ARTICLE IV

     4.1 The Trustee shall not be liable in discharging its duties hereunder if it acts in good faith and in accordance with the terms of this Agreement including, without limitation, the making of any investment directed by the Company. The Trustee shall have no liability for following the directions of the Company, other than negligence in carrying out the directions as given by the Company, nor shall the Trustee have any responsibility or obligation to review such directions and determine whether or not such directions comply with Section 4.2.

     4.2 The Trustee shall not have any discretion for the investment of the Fund, but shall invest as directed in writing by the Company, which direction shall be in accordance with this Section 4.2. The Company shall direct that the assets of the Fund shall be invested separately as to amounts representing the Executive's supplemental retirement benefit and any other benefits under the Plan and amounts representing the Executive's supplemental profit-sharing benefit.

     The Company shall direct the Trustee to invest supplemental retirement benefit amounts solely in the Northern Institutional Funds Intermediate Bond Portfolio, to the extent such fund exists or continues to exist, and otherwise in the Northern Trust Institutional Funds Diversified Asset Portfolio. As soon as practicable after the Executive's 60th birthday, the Company may direct the Trustee in writing to invest one-half of the amounts held in the

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Northern Institutional Funds Intermediate Bond Portfolio attributable to supplemental retirement benefits, and as soon as practicable after the Executive's 63rd birthday, the Company may direct the Trustee to invest the remainder of the amounts held in the Northern Institutional Funds Intermediate Bond Portfolio attributable to supplemental retirement benefits, solely in the Northern Trust Institutional Funds Diversified Asset Portfolio.

     The Company shall direct the Trustee to invest the supplemental profit-sharing benefit amounts only in one or more of the (i) Northern Institutional Funds Diversified Asset Portfolio, (ii) Fidelity Value Fund,
(iii) Fidelity International Growth and Income Fund, (iv) MFS Institutional Emerging Equities Fund, (v) PIMCO Total Return Fund, (vi) Fidelity Equity Income Fund, (vii) Fidelity Equity Income Fund, (viii) Spartan Total Market Index Fund or (ix) Vanguard Index 500 Fund, in such portions as are elected by the Executive by written election filed with the Company, all to the extent such funds exist or continue to exist, and otherwise in the Northern Trust Institutional Funds Diversified Asset Portfolio, and all without liability of the Trustee for such election and direction. The Executive may change such election at any time by filing a new written election with the Company, which shall promptly direct the Trustee accordingly in writing, and all without liability of the Trustee for such new election or direction.

     If any of the above funds for which The Northern Trust Company or any of its affiliates serves as investment advisor shall cease to exist, the Trustee shall notify the Executive in writing, with a copy to the Company.

     Subject to such written directions, the Trustee shall have the power and right:

     (a) To receive and hold all contributions made to it by the Company;

     (b) To participate in and use a book-entry system for the deposit and transfer of securities;

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     (c) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

     (d) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

     (e) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

     (f) To extend the time of payment of any obligation held by it;

     (g) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;

     (h) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise; and

     (i) For the purposes of the Trust, to borrow money from others, including The Northern Trust Company, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it.

     4.3 Solely in its discretion, and in no way as a limitation to the other rights and powers granted by the law, the Trustee has the following rights and powers:

     (a) To employ suitable agents and counsel, who may be counsel to the Company or the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;


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     (b) To cause any property held by it to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

     (c) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

     (d) To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and

     (e) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

     4.4 The Trustee shall furnish to the Company and the Executive such information, in the form maintained by the Trustee in its ordinary course of business, as may be needed for tax or other purposes.

     4.5 No person dealing with the Trustee shall be under any obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

     4.6 The Trustee shall distribute cash or other assets from the Fund in accordance with Articles II and VIII hereof.


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     The Trustee may make any distribution required hereunder by mailing its check for the specified amount or, if distribution is to be made in kind, by making other appropriate distribution, to the person to whom such distribution or payment is to be made, at such address as may be specified pursuant to
Section 10.5, or if no such address shall have been so furnished, to such person in care of the Company, or (if so directed by the recipient) by crediting the account of such person or by transferring funds to such person's account by bank or wire transfer.

     4.7 If at any time there is no person authorized to act under this Agreement on behalf of the Company, the Board of Directors of the Company or its Executive Committee or Compensation and Stock Option Committee shall have the authority and responsibility to act hereunder.

                                    ARTICLE V

     5.1 The Executive, or in the event of the Executive's death the Executive's personal representative, shall be responsible for the payment of any federal, state or local taxes on the Fund, or any part thereof, and on the income therefrom, subject to the Company's obligation under the Plan to reimburse the Executive in respect of such taxes.

     5.2 For all periods prior to the Executive's termination of employment, and for a period of sixty (60) days thereafter and for any further period as may be authorized by the Company, the Company shall pay to the Trustee its reasonable expenses for the management and administration of the Fund, including without limitation advances for or prompt reimbursement of reasonable expenses of counsel and other agents employed by the Trustee, and reasonable compensation for its services as Trustee hereunder, the amount of which shall be agreed upon from time to time by the Company and the Trustee in writing; provided, however, that if the Trustee forwards an amended fee schedule to the Company requesting its agreement thereto and the Company fails to object thereto within thirty (30) days of its receipt, the amended fee schedule shall be deemed to be agreed upon by the Company and the Trustee. Such expenses and compensation shall be paid from the Fund unless paid by the Company. The Company and the Executive acknowledge that the Trustee, or an affiliate thereof, will, in addition to the compensation provided by this Article 5.2, receive compensation with regard to the administration and investment of certain funds referred to in Article 4.2 hereof, and the Company and the Executive agree that the Trustee, or any affiliate thereof, shall receive such compensation in addition to the compensation provided by this Article 5.2.

                                   ARTICLE VI

     6.1 The Trustee shall maintain records with respect to the Fund that show all its receipts and disbursements hereunder. The records of the Trustee with respect to the Fund shall be open to inspection by the Company or its representatives and by the Executive at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once each fiscal year by an independent certified public accountant engaged by the Company; provided, however, the Trustee shall be entitled to additional compensation from the Company in respect of audits or auditors' requests which the Trustee determines to exceed the ordinary course of the usual scope of such examinations of its records.

     6.2 Within a reasonable time after the close of each fiscal year of the Company (or, in the Trustee's discretion, at more frequent intervals), or of any termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Company and the Executive a statement of transactions reflecting its acts and transactions as Trustee during such fiscal year, portion thereof or during such period from the close of the last fiscal year or last statement period to the termination of the Trustee's duties, respectively, including a

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statement of the then current value of the Fund. Any such statement shall be deemed an account stated and accepted and approved by the Company and the Executive, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within sixty
(60) days of receipt thereof by the Company or the Executive.

     The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee, the Company and the Executive (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

                                   ARTICLE VII

     7.1 The Trustee may resign at any time by delivering written notice thereof to the Company and the Executive; provided, however, that no such resignation shall take effect until the earlier of (i) sixty (60) days from the date of delivery of such notice to the Company and the Executive or (ii) the appointment of a successor trustee.

     7.2 The Trustee may be removed at any time by the Company, pursuant to a resolution of the Board of Directors of the Company or its Executive Committee or Compensation and Stock Option Committee, upon delivery to the Trustee of a certified copy of such resolution and sixty (60) days' written notice to the Trustee and the Executive of (i) such removal and (ii) the appointment of a successor trustee, unless such notice period is waived in whole or in part by the Trustee and the Executive.

     7.3 Upon the resignation or removal of the Trustee, a successor trustee shall be appointed by the Company. Such successor trustee shall be a bank or trust company established under the laws of the United States or a state within the United States and having either total assets of at least $15 billion or trust assets of at least $25 billion. Such appointment shall take effect upon the delivery to the Trustee and the Executive of (a) a written appointment of such successor trustee, duly executed, by the Company and (b) a written acceptance by such successor trustee, duly executed thereby. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.

     7.4 If, within sixty (60) days of the delivery of the Trustee's written notice of resignation, a successor trustee shall not have been appointed, the Trustee shall apply to any court of competent jurisdiction for the appointment of a successor trustee.

     7.5 Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Fund to such successor trustee. The Trustee shall not transfer or deliver the Fund to any successor trustee unless and until such successor trustee provides the Trustee with a written certification that it is a bank or trust company having either total assets of at least $15 billion or trust assets of at least $25 billion. The Trustee may conclusively rely on such written certification from the successor trustee that it meets the criteria specified in the immediately preceding sentence.

                                  ARTICLE VIII

     8.1 The Trust shall terminate upon the later of (1) receipt by the Trustee of written notice from the Company of the Executive's termination and reason for such termination, and (2) upon the expiration of sixty (60) days following the Executive's date of termination of employment (by retirement or otherwise). Subject to Section 10.3, the Trust shall also terminate if the Company ceases to exist. Nevertheless, the Trustee and the Executive may agree to continue the Trust thereafter upon such terms as they may agree in writing, but in the event of such continuation the Company shall have no further obligations under this Agreement with respect to matters relating to such continuation, including expenses and compensation of the Trustee, as provided in Section 5.2, and indemnification of the Trustee as provided in Section 3.2.

     8.2 Upon the termination of the Trust, the Trustee shall distribute the Fund as directed by the Executive or, in the absence of such direction, shall distribute all of the Fund to the Executive's Segregated Account established with the Trustee, if any, or if there is no such Segregated Account to the Executive, or in the event of the Executive's death his personal representative, after deducting therefrom any amounts owing to the Trustee under this Agreement which have not been paid by the Company. Upon any termination of the Trust in accordance with Article VIII, the Trustee shall, after the acceptance and approval of its account, in accordance with Section 6.2, be relieved and discharged. The powers of the Trustee as provided in Section 5.2, shall continue as long as any part of the Fund remains in its possession.

                                   ARTICLE IX

     9.1 This Agreement may be amended, in whole or in part, at any time and from time to time, by the Company with the written consent of the Executive and the Trustee. Any such amendment by the Company shall be pursuant to a resolution of the Board of Directors of the Company or its Executive Committee or Compensation and Stock Option Committee by delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged by the Company and the Executive in the same form as this Agreement.

                                    ARTICLE X

     10.1 This Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the State of Illinois insofar as such laws do not contravene any applicable federal laws, rules or regulations.

     10.2 Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

     10.3 This Agreement shall be binding upon and inure to the benefit of the Executive, his estate, personal representative, beneficiary, heirs and assigns. This Agreement also shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with the information specified in Section 3.1 of this Agreement. In no event shall any such transaction described herein suspend or delay the rights of the Executive to receive benefits hereunder.

     10.4 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.

     10.5 All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when actually delivered to the respective addresses set forth below:

     Company:                Fortune Brands, Inc.
                             300 Tower Parkway
                             Lincolnshire, Illinois  60069
                             Attn: Secretary

     Trustee:                The Northern Trust Company

                             Attn: Martin Mulcrone (or current
                             RM for Fortune Brands, Inc.
                             50 South LaSalle Street
                             Chicago, Illinois  60675

     Executive:

or at such other address as such person may specify in writing by notice as set forth above to the other persons listed above.

     10.6 The Executive agrees that there shall be transferred to the Fund the assets held by the trust established by the Trust Agreement dated December 15, 1996, as amended, among the Executive, the Company and The Chase Manhattan Bank.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to
be duly executed as of the      day of      ,      .


Attest:                      FORTUNE BRANDS, INC.

                             By_________________________________________________

                             Print Name_________________________________________

                             Title______________________________________________


Attest:                      The Northern Trust Company

                             By_________________________________________________

                             Print Name_________________________________________

                             Title______________________________________________


Witness:                     ___________________________________________________